U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 12, 2003

AMEDISYS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of

Incorporation or Organization)

0-24260	11-3131700
(Commission File Number)	(I.R.S. Employer Identification No.)

11100 Mead Road, Suite 300, Baton Rouge, LA 70816

(Address of principal executive offices including zip code)

(225) 292-2031

(Registrant’s telephone number, including area code)

ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

Not applicable

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable

ITEM 3.    BANKRUPTCY OR RECEIVERSHIP

Not applicable

ITEM 4.    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Not applicable

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

Not applicable

ITEM 6.    RESIGNATIONS OF REGISTRANT’S DIRECTORS

Not applicable

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)    Financial Statements of Business Acquired.

Not applicable

(b)    Pro Forma Financial Information.

Not applicable

(c)

Exhibit No.

99.1	(i)	Transcript of teleconference call held on August 13, 2003 to discuss 2nd quarter 2003 earnings.

(i) Filed herewith.

ITEM 8.    CHANGE IN FISCAL YEAR

Not applicable

ITEM 9.    REGULATION FD DISCLOSURE

On August 13, 2003, representatives of Amedisys, Inc. (the “Company”) hosted a teleconference call to discuss 2nd quarter 2003 earnings. Attached as exhibit 99.1 is a transcript of the teleconference call.

When included in this Current Report on Form 8-K, the words “expects”, “intends”, “anticipates”, “believes”, “estimates”, and analogous expressions are intended to identify forward-looking statements. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others, general economic and business conditions, current cash flows and operating deficits, debt service needs, adverse changes in federal and state laws relating to the health care industry, competition, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Company’s control. These forward-looking statements speak only as of the date of the Current Report on Form 8-K. The Company expressly disclaims any obligation or undertaking to release publicly any updates or any changes in the Company’s expectations with regard thereto or any changes in events, conditions or circumstances on which any statement is based.

ITEM 10.    AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not applicable

ITEM 11.    TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLAN

Not applicable

ITEM 12.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC

By:	/s/ Gregory H. Browne
Gregory H. Browne Chief Financial Officer DATE: August 19, 2003